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                                                               Exhibit (a)(1)(E)

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                           OFFER TO PURCHASE FOR CASH
                      UP TO 1,500,000 OF ITS COMMON SHARES
                            AT $165.00 NET PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 18, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                 August 21, 2000

To Our Clients:

         Enclosed for your consideration is the Offer to Purchase dated August 21, 2000, of White Mountains Insurance Group, Ltd., a company organized under the laws of Bermuda (the "Company"), and a related specimen Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Company is offering to purchase up to 1,500,000 of its outstanding Common Shares, par value $1.00 per share (the "Shares"), for cash at $165.00 per Share net to the seller, upon the terms and subject to the conditions set forth in the Offer. The Company may elect, but shall not be obligated, to purchase additional Shares pursuant to the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

         THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         YOUR ATTENTION IS CALLED TO THE FOLLOWING:

         1.       The tender price is $165.00 per Share net to you in cash.

         2. The Offer is not conditioned upon any minimum number of Shares being validly tendered.

         3. Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer.

         4. The Offer and the Proration Period expire at 12:00 midnight, New York City time, on Monday, September 18, 2000, unless extended (the "Expiration Date"). Shares must be properly tendered by the Expiration Date to ensure that at least some of your Shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

         5. The Offer is subject to the terms and conditions set forth in the Offer to Purchase, which you should read carefully.


         IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE ATTACHED INSTRUCTION FORM. AN ENVELOPE TO RETURN YOUR INSTRUCTION FORM TO US IS ENCLOSED. IF YOU AUTHORIZE US TO TENDER YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BELOW.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND THE RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL OTHER CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
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         As described in the Offer to Purchase, if more than 1,500,000 (or such greater number, as the Company may elect to purchase) Shares are validly tendered on or prior to the Expiration Date, subject to the terms and conditions of the Offer, the Company, upon the terms and subject to the conditions of the Offer, will purchase all Shares validly tendered in the following order of priority:

         (a) first, all Shares properly tendered and not withdrawn before the Expiration Date by any shareholder who owned beneficially as of the close of business on August 14, 2000, and who continues to own beneficially until the Expiration Date an aggregate of fewer than 100 Shares and who tenders all Shares beneficially owned by such shareholder (PARTIAL TENDERS WILL NOT QUALIFY FOR THIS PREFERENCE); and

         (b) then, after purchase of all the foregoing Shares, all other Shares properly tendered and not withdrawn before the Expiration Date, on a pro rata basis if necessary (with appropriate adjustments to avoid purchase of fractional Shares).

         The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.
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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated August 21, 2000, and a specimen Letter of Transmittal relating to the Offer by White Mountains Insurance Group, Ltd., a company organized under the laws of Bermuda (the "Company"), to purchase up to 1,500,000 (or such greater number of shares as the Company may elect to purchase) of its Common Shares, par value $1.00 per share ("Shares"), at a price of $165.00 per Share net to the seller in cash.

         This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related specimen Letter of Transmittal that you have furnished to the undersigned.

Date:                               , 2000
       -----------------------------           ---------------------------------

                                               ---------------------------------
                                                          SIGNATURE(S)
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Number of Shares to be tendered:


                                   *
-----------------------------------      ---------------------------------------
*Unless otherwise indicated it will
be assumed that all of your Shares
are to be tendered.
                                         ---------------------------------------

                                         ---------------------------------------
                                           PLEASE PRINT NAME(S) AND ADDRESS HERE

                                         ---------------------------------------
                                               AREA CODE AND TELEPHONE NUMBER


                               ODD LOTS

/_/ By checking this box, the undersigned represents that the undersigned beneficially owned as of the close of business on August 14, 2000, and will continue to own beneficially until the Expiration Date an aggregate of fewer than 100 Shares, and is tendering all such Shares.


                             SIGNATURE BOX

Signature(s)
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Dated
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Name(s) and Address(es)
                        ---------------------------------------------
                                    (Please Print)

Area Code and Telephone Number
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Taxpayer Identification or
Social Security Number
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